Exhibit 3.6

CERTIFICATE OF OWNERSHIP AND MERGER
OF
NEKTAR THERAPEUTICS AL, CORPORATION,
an Alabama corporation,
WITH AND INTO
NEKTAR THERAPEUTICS
a Delaware corporation

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Nektar Therapeutics, a Delaware corporation (the "Parent"), for the purpose of effecting the merger (the “Merger”) of Nektar Therapeutics AL, Corporation, an Alabama corporation (the “Sub”) with and into Parent, does hereby certify as follows:

1.           That Parent owns all of the outstanding shares of the common stock, the only class of stock of which there are outstanding shares, of Sub.

2.           That, attached hereto as Exhibit A, and incorporated by reference as if fully set forth herein, is a true, correct and complete copy of the resolutions of merger duly adopted by the Board of Directors of Parent on July 30, 2009, authorizing and approving the merger of Sub with and into Parent, with Parent being the surviving corporation.

3.           That the Merger has been adopted, approved, certified, executed and acknowledged by Sub in accordance with the laws of the State of Alabama.

4.           That the Merger shall be effective at 11:59 p.m. (Central Standard Time) on July 31, 2009.

(Signature page follows)

1

IN WITNESS WHEREOF, Nektar Therapeutics has duly caused this Certificate of Ownership and Merger to be executed by its duly authorized officer as of the 31st day of July, 2009.

NEKTAR THERAPEUTICS

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
Senior Vice President, General Counsel and Secretary

2

Exhibit A

Merger with  Nektar Therapeutics  AL, Corporation

WHEREAS, the Board deems it advisable and in the best interest of the Company and its stockholders to enter into an agreement and plan of merger (the “Agreement and Plan of Merger”) with Nektar Therapeutics AL, Corporation, an Alabama corporation and wholly-owned subsidiary of the Company (“Subsidiary”), whereby Subsidiary will merge with and into the Company, with the Company as the surviving corporation (the “Merger”); and

WHEREAS, pursuant to the Agreement and Plan of Merger, the shares of capital stock of the Subsidiary issued and outstanding at the time when the Merger shall become effective shall be cancelled and no consideration shall be paid therefor.

NOW, THEREFORE, BE IT RESOLVED:  That the Agreement and Plan of Merger substantially in the form attached hereto as Exhibit A is hereby approved and adopted;

RESOLVED FURTHER, that each officer of the Company be, and each hereby is, authorized, directed and empowered to prepare, execute and deliver, on behalf of the Company, all further documents, including the filing of the Certificate of Ownership and Merger and Articles of Merger with the Delaware Secretary of State and Alabama Secretary of State, respectively, and to do or cause to be done any and all other acts and things as any such officer, in his or her sole discretion, may deem necessary or advisable and appropriate to carry out the purposes of the foregoing resolutions in compliance with all applicable state and federal laws; and

RESOLVED FURTHER, that all actions heretofore and hereafter taken by any officer of the Company to accomplish the purposes of these resolutions are hereby ratified and confirmed.

Exhibit A to the Board Resolutions

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated July 31, 2009, between Nektar Therapeutics AL, Corporation, an Alabama corporation (herein called “Nektar-Alabama”), and Nektar Therapeutics, a Delaware corporation (herein called “Nektar-Delaware” and Nektar-Alabama and Nektar-Delaware being sometimes herein together referred to as the “Constituent Corporations”),

WITNESSETH:

WHEREAS, all of the issued and outstanding capital stock of Nektar-Alabama is owned by Nektar-Delaware; and

WHEREAS, the boards of directors of Nektar-Alabama and Nektar-Delaware, respectively, deem it advisable for the general welfare and advantage of their respective corporations and their respective shareholders that Nektar-Alabama merge with and into Nektar-Delaware pursuant to this Agreement and Plan of Merger and pursuant to applicable law (such transaction being herein called the “Merger”); and

WHEREAS, the respective boards of directors of the Constituent Corporations have approved this Agreement and Plan of Merger;

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree with each other that Nektar-Alabama shall be merged with and into Nektar-Delaware as the surviving corporation in accordance with the applicable laws of the State of Alabama and the State of Delaware and that the terms and conditions of the Merger and the mode of carrying it into effect are and shall be as follows:

I.                                  DEFINITIONS

In addition to the words and terms defined elsewhere herein, the words and terms defined in this Article I shall, for all purposes of this Agreement and Plan of Merger, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

A.           “Agreement” or “this Agreement” shall mean this Agreement and Plan of Merger as the same may be supplemented or amended from time to time;

B.           “Effective Time of the Merger” shall have the meaning specified in Section 2.3 of this Agreement;

C.           “Merger” shall mean the merger of Nektar-Alabama with and into Nektar-Delaware in accordance with this Agreement and applicable law; and

D.           “Surviving Corporation” shall mean Nektar-Delaware and its successors and assigns, as provided in Section 2.2 of this Agreement.

II.                         CONSTITUENT AND SURVIVING CORPORATIONS; MERGER; EFFECTIVE TIME

A.           Constituent Corporations. The names of the corporations which are the constituent corporations to the Merger are Nektar Therapeutics Alabama, Corporation, an Alabama corporation, and Nektar Therapeutics, a Delaware corporation.

B.           Surviving Corporation.  The surviving corporation is and will be Nektar Therapeutics.  Immediately following the Effective Time of the Merger, the street address of the Surviving Corporation’s principal place of business is and will be 201 Industrial Road, San Carlos, California 94070.

C.           Merger. Subject to the terms and conditions of this Agreement, in accordance with the provisions of the Alabama Business Corporation Act and the Delaware General Corporations Law, Nektar-Alabama shall be merged with and into Nektar-Delaware, which shall be the Surviving Corporation.

1.           The Merger shall become effective on July 31, 2009 at 11:59 p.m., Central Standard Time.

(b)         The time when the Merger shall become effective is herein called the “Effective Time of the Merger”.

III.                        GOVERNING LAW; ARTICLES OF INCORPORATION; BYLAWS

A.           Governing Law. Nektar-Delaware, as the Surviving Corporation, shall be governed by the laws of the State of Delaware.

B.           Certificate of Incorporation. The certificate of incorporation of Nektar-Delaware as in effect immediately prior to the Effective Time of the Merger shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time of the Merger until amended or restated as therein or by law provided.

C.           Bylaws. The bylaws of Nektar-Delaware as in effect immediately prior to the Effective Time of the Merger shall continue in force and be the bylaws of the Surviving Corporation after the Effective Time of the Merger until amended as therein or by law provided.

IV.                       BOARD OF DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

A.           Board of Directors of Surviving Corporation. From and after the Effective Time of the Merger and until the earlier of their removal or resignation or their successors shall have been duly elected and qualify, the members of the Board of Directors of Nektar-Delaware as in office immediately prior to the Effective Time of the Merger shall be the members of the Board of Directors of the Surviving Corporation.

B.           Officers of Surviving Corporation. From and after the Effective Time of the Merger and until the earlier of their removal or resignation or their successors shall have been duly elected and qualify, the officers of Nektar-Delaware as in office immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation.

V.                         CAPITALIZATION

A.           Nektar-Delaware Shares. By virtue of the Merger and without any action on the part of the holders thereof, the shares of capital stock of Nektar-Delaware issued and outstanding at the Effective Time  of the Merger will not be converted or altered in any manner and will remain outstanding as shares of capital stock of the Surviving Corporation.  Without limiting the foregoing, each of the stockholders of Nektar-Delaware immediately before the Effective Time of the Merger will have the same shares of capital stock, with identical designations, preferences, limitations and relative rights, in the Surviving Corporation immediately thereafter.

B.           Nektar-Alabama Shares. By virtue of the Merger and without any action on the part of the holders thereof, the shares of capital stock of Nektar-AL issued and outstanding at the Effective Time shall be cancelled and no consideration (in the form of shares in the Surviving Corporation or otherwise) shall be paid therefor.  The stock transfer book relating to Nektar-Alabama’s shares of capital stock shall be closed as of the Effective Time of the Merger, and no transfer of record of any certificate representing shares of capital stock of Nektar-Alabama outstanding prior to the Effective Time of the Merger shall take place thereafter.

VI.                       EFFECT OF THE MERGER

At the Effective Time of the Merger, the separate corporate existence of Nektar-Alabama shall cease, except insofar as it may be continued by statute, and it shall be merged with and into Nektar-Delaware, the Surviving Corporation, with the effects set forth in the Alabama Business Corporation Act and Delaware General Corporations Law.

Nektar-Alabama shall, to the extent permitted by law, from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, execute and deliver, or cause to be executed and delivered, all such deeds and instruments and take, or cause to be taken, such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of said corporation acquired or to be acquired by reason or as a result of the Merger and otherwise to carry out the intent and purposes of this Agreement, and the proper officers and directors of  Nektar-Alabama and of the Surviving Corporation are hereby authorized, in the name of Nektar-Alabama or Nektar-Delaware or otherwise, to take any and all such action.

VII.                      TERMINATION

This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of this Agreement by resolution of the board of directors of any of the Constituent Corporations, if any circumstances develop which, in the opinion of either such boards of directors, make proceeding with the Merger inadvisable. In the event of such termination and abandonment, this Agreement shall become void and have no effect, without any liability on the part of any of the Constituent Corporations or their shareholders, directors, or officers with respect thereto.

VIII.                     MISCELLANEOUS PROVISIONS

A.           Amendment and Modification; Waiver; Etc. The parties hereto, by mutual agreement in writing approved by their respective boards of directors, or their respective officers authorized by their respective board of directors, may amend, modify, and supplement this Agreement in any respect.

B.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, to the extent applicable, the Alabama Business Corporation Act.

C.           Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

D.           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

E.           Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

F.           Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto on the date first above written.

NEKTAR THERAPEUTICS AL, CORPORATION

By:	/s/ John Nicholson
John Nicholson
Chief Financial Officer and Treasurer

[CORPORATE SEAL]

ATTEST:

/s/ Gil M. Labrucherie
Gil M. Labrucherie
Senior Vice President and Secretary

NEKTAR THERAPEUTICS

	By:	/s/ John Nicholson
John Nicholson
Senior Vice President and
Chief Financial Officer
[CORPORATE SEAL]

ATTEST:

/s/ Gil M. Labrucherie
Gil M. Labrucherie
Senior Vice President, General Counsel and
Secretary